Exhibit 99.3
PHH Corporation First Quarter 2009 Earnings Conference Call May 1, 2009

Forward Looking Statements Statements in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward- looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans," "may increase," "may result," "will result," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts. Certain factors that could cause actual results, performance or achievements to differ materially from those expressed in such forward-looking statements are described under the headings "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Investors are cautioned not to place undue reliance on any forward- looking statements. Except for our ongoing obligations to disclose material information under the federal securities laws and applicable stock exchange listing standards and unless otherwise required by applicable law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ended March 31, 2009 (unaudited). Non-GAAP Financial Measures This presentation, in slides nos. 6, 7, 10, 15, 21, and 32, contains certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"), including "Non-GAAP Operating Profit" and "Adjusted Segment Profit (Loss)" for each of our Mortgage Production, Mortgage Servicing and Fleet Management Services segments. As "Non-GAAP Operating Profit" and "Adjusted Segment Profit (Loss)" are incomplete measures of the Company's financial performance and involve differences from segment profit computed in accordance with GAAP, these non-GAAP financial measures should be considered as supplementary to, and not as a substitute for, segment profit computed in accordance with GAAP as a measure of the Company's financial performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide a means by which investors can evaluate the Company's underlying core operating performance, exclusive of certain items that investors may consider to be non-core in nature. The Company also believes that any meaningful analysis of the Company's financial performance by investors requires an understanding of the factors that drive the Company's underlying core operating performance as distinguished from the factors that are included in computing segment profit in accordance with GAAP and that may obscure such core operating performance over time. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure as required by Regulation G are shown in Appendix A attached to this presentation. Important Information/Solicitation Participants Legend PHH Corporation has filed a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement because it contains important information. Stockholders are able to obtain a free copy of that proxy statement and other documents that PHH files with the Securities and Exchange Commission at the Commission's website at www.sec.gov. That proxy statement and these other documents will also be available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH's website at www.phh.com under the "Investor Relations" tab. PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in PHH's proxy statement for the 2009 Annual Meeting of Stockholders. To the extent that holdings of PHH securities on the part of its directors and named executive officers have changed since the date of that proxy statement those changes have been or will be reflected on Statements of Changes in Ownership on Form 4 filed with the Securities and Exchange Commission. Important Disclosures

Speakers Terry Edwards, President & Chief Executive Officer, PHH Corporation Mark Danahy, President & Chief Executive Officer, PHH Mortgage George Kilroy, President & Chief Executive Officer, PHH Arval Sandra Bell, Executive Vice President & Chief Financial Officer, PHH Corporation

Overview of First Quarter Mortgage Segments Summary Fleet Management Services Segment Summary Funding Overview Questions and Answers Agenda

Highlights for Q109 Net income of $2M Basic and fully diluted EPS of $0.04 Non-GAAP operating profit of $119M

Segment Highlights for Q109 Mortgage Segments Robust margins and product mix changes drive Q109 mortgage production segment profit $113M mortgage production segment profit $9B origination volume Positive trends have continued into Q209 Mortgage servicing segment Negatively impacted by industry-wide credit trends Credit losses more favorable than the industry but reflect challenging overall economic and employment conditions MSR portfolio valued at 97 bps Negatively impacted by $71M of fair value adjustments Actual prepayment speeds continue to be favorable relative to modeled assumptions Combined mortgage segments result in $5M pre-tax loss Non-GAAP operating profit of $112M

Segment Highlights for Q109 Fleet Management Services Segment $7M segment profit for Q109 $1M favorable impact from cost reductions implemented in late 2008 Q109 profitable despite $11M in increased debt fees Significant progress in lease rate changes New leases entered into in 2009 more closely match actual funding costs Demonstrates the strength of our long term relationships with clients We expect leasing margins to improve late in 2009 and continue into 2010 Year-to-date new vehicle order volumes down resulting primarily from broader economic factors TALF eligibility of commercial fleet assets expected to improve funding profile for fleet management services segment

Quarterly Results (unaudited)

Non-GAAP Operating Profit Non-GAAP Operating Profit

Condensed Consolidated Balance Sheet (unaudited, in millions)

Mortgage Segments

Mortgage Production Segment Q109 Overview Strong first quarter production results 1st mortgage closing volumes up 96% from Q408 Total application volume up 73% from Q408 Pricing margins remain healthy Purchase closing volumes are 29% of total volumes As purchase volume increases, we believe we are well prepared to capture share Maintaining cost discipline as we increase production capacity

Pricing Margin and Volume Industry loan production capacity remains constrained Pricing margin remains at the high end of this scale Pricing Margin shown above reflects the market price of the loan at the time of interest rate lock commitment relative to our basis including an expected cost of hedging the loan plus any net interest carry to be earned prior to sale as well as any discount points paid by the borrower. Excluded from margin is the base servicing value, borrower paid fees (other than discounts) and the cost of originating the loan. Pricing margin (bps)

Adjusted Mortgage Production Segment Results* For the quarter ended March 31, 2009 (Adjusted Segment profit $ in millions) $113 * This is a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see Appendix A. $123

Mortgage Production Segment Results In addition to higher margins, production shifted to a more profitable mix of business in Q109 vs Q108 Retail 1st mortgage business increased from 73% to 80% of closed volume Greater profitability with higher revenues but also higher costs Eliminated or improved less profitable relationships Loans closed to be sold increased from 71% to 82% of total closing volumes - More profitable in current pricing environment Q109 MSR additions capitalized at 5.1 multiple, reflecting value of very low note rate loans with higher retained servicing strip Operating costs Reductions in fixed costs in Q109 vs Q108 totaling $14 million offset by increased variable costs Continued focus on scaling costs to maintain profitable production segment in lower volume scenarios Combined mortgage segments' employee headcount is down approximately 350 at the end of Q109 vs Q108

Production Segment 2009 Outlook Given nearly $9B in Q109 closings and positive momentum into Q209, we expect strong 2009 production earnings Announced one new PLS client signing in Q109 Pipeline remains strong Fannie Mae and MBA are predicting over $2 trillion in industry volumes for 2009 which, if realized, translates to over $40 billion in originations for PHH assuming a 2% market share

Mortgage Production Segment Annualized Potential Profitability Sensitivity The matrix on the following slide shows annualized production profitability sensitivity, consistent with our prior webcast We believe the matrix continues to provide an approximation of the segment profitability, on an annualized basis, utilizing the following basic assumptions: Break even for the business is $27B in closings assuming margin of 80 bps Each additional $1B in closing volume would be expected to generate approximately $8-14M in segment profit at 80 bps Loans closed to be sold is assumed at roughly 2/3 of total closings and margins in excess of 80 bps can be applied to the volume of loans closed to be sold Revenues are recognized throughout the origination process from the interest rate commitment date through the date of sale Comparison of quarterly periods may be distorted relative to the annualized period presented due to the potential effects of revenue recognition timing

Mortgage Production Segment Annualized Potential Profitability Sensitivity The projected results presented in the matrix above are representative of normalized results of operations for the production segment and assume an annualized volume level and an average margin for that annualized volume. Consistent with a normalized result it assumes there is no mark-to-market adjustments for loans held for sale such as scratch and dent, second lien and jumbo loans. Volumes and margins at any point in time or over a shorter time period may vary materially from those annualized assumptions. Other market factors may result in actual production segment results differing materially from the normalized results presented above. The projected results presented above may vary by the greater of $5 million or 20% in either direction due to factors that impact results in ways that may not be predictable.

Segment loss of $118M Results negatively impacted by $7M mark to market valuation adjustment Actual prepayments result in $65M reduction in MSR value Interest on escrows and float benefit declined by approximately $21M from Q108 We continued to build foreclosure and credit reserves Portfolio delinquency improved as seasonally expected; we believe our portfolio performance is among the best in the industry Portfolio delinquency levels (based on loan count) improved 45 bps from year-end to 3.58% at 3/31/09 Foreclosure, REO, and bankruptcies (based on loan count) increased 36 bps from year-end to 2.26% at 3/31/09 Assuming stable market conditions, we expect that Servicing could generate segment profit of 9 to 11 bps and cash flows of 24 to 26 bps on the capitalized servicing portfolio (excluding any cost of hedging) Expected segment underperformance in 2009 due to: Increased prepayments due to increased refinance activity Current low short term rates limit float/escrow earnings opportunity Credit markets driving high funding costs Continued high level of provisions for credit loss on recourse obligations Delinquencies driving higher segment operating costs Mortgage Servicing Segment Q109 Overview

Adjusted Mortgage Servicing Segment Results* For the quarter ended March 31, 2009 (Adjusted Segment loss $ in millions) <$118> * This is a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see Appendix A. <$47> <$37> <$32> <$19>

MSR Valuation MSR valued at 97 bps as of 3/31/09, down 2 bps from 12/31/08 Primary mortgage rates are down slightly at 3/31/09 from year end Actual prepayment speeds approximately 60% of modeled prepayment speeds during Q109 Modeled prepayment speeds incorporate borrowers' rate incentive, including borrowing costs associated with estimated FICO & current LTV Assumes all borrowers have ability to refinance, including the ability to reduce the loan balance to qualify for the new loan Valuation assumes additional prepayments resulting from the HASP program which is expected to lower the cost of refinance for certain high LTV borrowers & drove a significant portion of $71M mark-to-market of MSR Valuation does not include potential revenue opportunities associated with government sponsored loan modification programs

Superior Servicing Portfolio Performance PHH portfolio compared to MBA Industry Average First Lien 60 or more days delinquent Based on prime mortgages only Source: National Delinquency Survey, Mortgage Bankers Association PHH Servicing Portfolio Performance is consistently better than the MBA Industry Average.

Mortgage Recourse & Reserves The Credit enhancement program exposure is expected to be substantially reduced by the end of Q209. Other recourse represents the recourse obligations on the population of loans serviced by PHH that have been specifically identified with recourse. The delinquencies presented are specific to such loans. Off balance sheet recourse UPB includes the loans serviced by PHH that have been specifically identified with recourse to PHH. In addition to the identified $392M of UPB with recourse obligations, the $45M reserve contemplates additional loans not yet specifically identified as recourse obligations. The underlying unpaid principal for loans in foreclosure and real estate owned are presented net of the associated reserves.

Atrium currently has $264M in restricted cash held in trust to pay claims as of 3/31/09 We expect Atrium to begin paying reinsurance claims in Q209 Future premiums will also be available to pay claims Cash and future premiums more than adequate to cover expected losses Current reserves established at $97M Projections: Future premium income $126M on loans reinsured Future paid losses $219M all from book years 2004 - 2008 Loss projections are based on a variety of assumptions, including the characteristics of the current reinsured portfolio, historical loss experiences (loss curves) based on industry data, projected home price declines, projected unemployment rates, projected prepayment levels and other factors. Atrium Reinsurance

Impact of Government Mortgage Programs PHH will participate in government modification programs for GSE loans The servicer will receive $1,000 per year and up to $3,000 for the modification provided the borrower stays current for three years An additional $500 may be paid to the servicer if an at-risk borrower is current at the time of the loan modification High quality of PHH servicing portfolio lessens earnings potential from HASP modification programs We project to begin closing modifications monthly on GSE loans starting in May Current Loan modification pipeline of approximately 7,000 GSE loans of which over 1/3 are not delinquent Represents borrowers that have contacted us and meet initial screening requirements We are currently servicing approximately 22,000 additional GSE loans that are delinquent or in foreclosure

2009 Mortgage Opportunities & Risks Mortgage markets driven by Fed policy-unpredictable & subject to change Impact of government initiatives for loan modifications and refinancing higher LTV loans is just beginning, not yet reflected in results other than MSR value Jumbo market remains illiquid Expected eligibility of jumbo mortgages for TALF program may create liquidity and investor demand Economies of scale and consolidation continue to drive PLS opportunities Impact of current recessionary trends remains unknown

Mortgage Summary Outlook for 2009 assuming stable interest rate environment: Strong Mortgage production segment profits Continued high level of actual prepayments from the loan servicing portfolio Minimal MSR valuation adjustments Provisioning for credit costs may slow as housing prices stabilize and the government modification programs are implemented Increasing purchase origination volume assuming home prices stabilize and home sales improve Mortgage production segment results are expected to more than offset: MSR value lost due to actual loan prepayments Continued provision for credit losses

Fleet Management Services Segment

Fleet Management Services Segment Q109 Overview Market update Clients right-size fleets Clients extend vehicle replacement cycle New vehicle purchases down 48% Q109 vs. Q108 Maintenance spend expected to increase Our competitors are addressing increased debt costs with clients Commercial fleet leases now TALF eligible Domestic Motor Companies Continue to value the commercial fleet industry In the event of motor company bankruptcy or restructuring: Consolidation of dealerships Cancellation of brands Most Fleet brands expected to continue Other manufacturers ready to take volume should delays occur

Fleet Management Services Segment Q109 Summary Lease rate changes have been implemented to more closely match funding costs prospectively New vehicle purchases reflective of re-priced client leases Impact of new funding costs will become clearer as deals are completed 2008 cost reduction targets met Margins set to improve over time as runoff of current lease portfolio occurs and is replaced with re-priced units Promising sales discussions with large prospective clients for full services

Adjusted Fleet Management Services Segment Results * For the quarter ended March 31, 2009 (Adjusted Segment profit $ in millions) $7 $18 * This is a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see Appendix A.

Fleet Management Services Segment Metrics - (average units in thousands) For the three months ended March 31, 2009 For the three months ended March 31, 2008 % Change Leased Vehicles 327 340 (4%) Fuel cards 286 310 (8%) Maintenance Service Cards 282 308 (8%) Accident Management Units 319 327 (2%)

Fleet Management Services Segment 2009 Outlook Maintain flexibility with industry suppliers Continue cost management initiatives Ongoing focus on credit quality and cash flow Increase level of consulting to key clients Pursue opportunities for additional outsource services Continue investments in technology

Funding Overview

Fleet Funding Update Funding needs for the remainder of 2009 expected to be well under historical levels Businesses are cautious on new spend and resource levels needed in sales and service functions Uncertainties surrounding domestic motor companies have also impacted client vehicle spend The Federal Reserve has expanded asset classes eligible for the TALF program Commercial fleet leasing asset is now an eligible asset class We expect Chesapeake will be able to issue TALF-eligible securities Canadian ABS market appears to be thawing Canadian Secured Credit Facility (CSCF) targeting vehicle and equipment loans and leases Bids from bank conduits and private investors appear to be returning Expect traction from one or more of these sources by end of Q2 or Q309

Mortgage Funding Overview

Mortgage Debt	Outstanding [1]	Capacity [1]	Maturity Date
RBS Repurchase Facility	$464 million	$1.5 billion	June 24, 2010 [2]
Fannie Mae Facilities	$996 million	$2.9 billion [3]	N/A
Mortgage Venture Repurchase Facility	$122 million	$125 million [4]	May 28, 2009

(1) As of March 31, 2009.

(2) Subject to certain underlying terms, the RBS Repurchase Facility will automatically renew for an additional 364-day term on June 25, 2009 upon payment of renewal and other fees.

(3) Variable-rate uncommitted mortgage repurchase facility.

(4) Elected to not pursue renewal upon maturity.

- RBS and Fannie Mae uncommitted Repurchase Facilities provide in excess of $4B of mortgage warehouse capacity as of March 31, 2009.
- During Q109, the mortgage venture undertook actions to increase brokered loan production, allowing use of RBS for PHH Mortgage capacity.
  - Eliminate short-term reliance on funding loan production from mortgage venture repurchase facility which will run off at end of May 2009
- Remaining warehouse facilities believed sufficient to support expected needs for mortgage production segment.

37

PHH

Funding Summary Committed unsecured credit availability was $335M at 3/31/09 Upside in available capacity through possible Canadian lease transaction Senior Unsecured Credit Ratings BB+/Ba2/BB+ Total Debt to Tangible Net Worth was 5.5 at 3/31/09 This compares to 10.0x maximum allowed under our financial covenants Approximately $382M pre-tax cushion under our minimum net worth covenant at quarter end Anticipated issuance of TALF-eligible securities to private investors Continuing discussions with regulators, developing our strategy and identifying depository opportunities with advisors

Questions and Answers

Appendix A

Non-GAAP Operating Profit Non-GAAP Financial Measure Reconciliation

Adjusted Mortgage Production Segment Profit 1 Represents the decline in valuation of scratch and dent, second lien and construction mortgage loans.

Adjusted Mortgage Servicing Segment Profit 1 Foreclosure related charges in excess of 3 bps of the average capitalized MSR portfolio. 2 Increase in delinquencies rates on MSR portfolio reduces expected revenues and increases cost to service. Delinquency rates negatively impacted MSR value by an estimated $13 M.

Adjusted Fleet Management Services Segment Profit